Exhibit 5.1

CLIFFORD CHANCE

SOCIETE EN COMMANDITE SIMPLE,

INSCRITE AU BARREAU DE LUXEMBOURG

10 BOULEVARD G.D. CHARLOTTE

B.P. 1147

L-1011 LUXEMBOURG

GRAND-DUCHÉ DE LUXEMBOURG

TEL +352 48 50 50 1

FAX +352 48 13 85

WWW.CLIFFORDCHANCE.COM

To: VM Holding S.A. 26-28 rue Edward Steichen L-2540 Luxembourg Grand Duchy of Luxembourg	Our reference: 52-40654232 christian.kremer@cliffordchance.com

[***] 2017

Dear Sirs

Issuance and Offer of [***] shares in VM Holding S.A.

We have acted as Luxembourg legal advisers of VM Holding S.A., a société anonyme having its registered office at 26-28, Rue Edward Steichen, L-2540 Luxembourg, registered with the RCS under number B185489 (the “Issuer”) in connection with the Registration Statement on Form F-1 filed with the United States Securities and Exchange Commission on [***] 2017 (the “Registration Statement”) under the United States Securities Act of 1933, as amended, relating to the issuance and global offer of [***] existing shares in the Issuer (the “Existing Shares”) and [***] shares to be issued in the Issuer (the “New Shares”), each having a nominal value of 1 USD (one United States Dollar) (the “Transaction”), in accordance with the terms of an underwriting agreement to be included as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

1.                                      INTRODUCTION

1.1                               Interpretation

Headings in this Opinion Letter are for ease of reference only and shall not affect its interpretation.

In this Opinion Letter, Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This Opinion Letter may therefore only be relied upon under the express condition that any issues of interpretation arising thereunder will be governed by Luxembourg law.

1.2                               Legal review

We have not reviewed any documents other than the Corporate Documents, and this Opinion Letter does not purport to address any legal issues that arise in relation to such other documents that may be or come into force between the Parties, even if there is a reference to any such documents in the Corporate Documents or on the impact such documents may have on the opinions expressed in this Opinion Letter.

1.3                               Applicable law

The opinions given in this Opinion Letter are confined to and given on the basis of Luxembourg law as currently applied by the Luxembourg courts as evidenced in published case-law.

The opinions given in this Opinion Letter are given on the basis that it is governed by and construed in accordance with the laws of Luxembourg and will be subject to the jurisdiction of the courts of Luxembourg.

1.4                               Assumptions and Reservations

The opinions given in this Opinion Letter are given on the assumptions set out in Schedule 3 (Assumptions) and are subject to the reservations set out in Schedule 4 (Reservations). The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraph 2 (Opinions) and do not extend to any other matters.

2.                                      OPINIONS

We are of the opinion that:

2.1.1                     The Issuer is a company incorporated and existing in Luxembourg as a société anonyme.

2.1.2                     The New Shares, once duly subscribed to and fully paid and issued in accordance with the terms of the Underwriting Agreement and the Board Resolutions, will be validly issued, fully paid up and non-assessable.

2.1.3                     The Existing Shares have been validly issued, fully paid up and are non-assessable.

3.                                      NO INSOLVENCY PROCEEDINGS

According to the Negative Certificate, no Judicial Decision opening Judicial Proceedings against the Issuer has been registered with the RCS on the date stated therein. The Negative Certificate does not indicate whether a Judicial Decision has been taken or a Judicial Proceeding has been opened. The registration of a Judicial Decision must be requested by the legally determined persons at the latest one month after the Judicial Decision has been rendered. As a consequence a delay exists between the moment where the event rendering the registration with the RCS necessary occurs and the actual registration of the Judicial Decision in the RCS. It may furthermore not be excluded that no registration has occurred during the legally prescribed period of one month if no request for registration has been made. As a consequence the Negative Certificate is not conclusive as to the opening and existence or not of Judicial Decisions or Judicial Proceedings and should not be relied upon as such. The Negative Certificate does, for the avoidance of doubt, not purport to indicate whether or not a petition or order for any of the Judicial Proceedings has been presented or made.

4.                                      SCOPE OF OPINION

We have not been responsible for advising any party to the Transaction other than the Issuer and the delivery of this Opinion Letter to any person other than the Issuer does not evidence an existence of any such advisory duty on our behalf to such person.

The filing of this Opinion Letter as an exhibit to the Registration Statement does not evidence the existence of any such advisory duty or on behalf to any party other than the Issuer.

We have not considered and do not opine on whether the Registration Statement complies with any public offering of securities and/or stock exchange listing and admission to trading regulations, nor do we opine on the Registration Statement or/and on any securities laws disclosure requirements.

We express no opinion as to any taxation matters or transfer pricing matters generally or liability to tax which may arise or be suffered as a result of or in connection with the Underwriting Agreement or the Transaction or on the impact which any tax laws may have on the opinions expressed in this Opinion Letter.

We express no opinion on any applicable licensing or similar requirements.

We express no opinion on the applicability of the Regulation (EU) No 648/2012 of the European Parliament and of the Council of 4 July 2012 on OTC derivatives, central counterparties and trade repositories or any delegated or implementing regulations (together the “EMIR Regulations”), or of Regulation (EU) 2015/2365 of the European Parliament and of the Council of 25 November 2015 on transparency of securities financing transactions and of reuse and amending Regulation (EU) No 648/2012 or implementing regulations (“SFTR Regulations”) or any obligations arising for the parties pursuant to each of the EMIR Regulations and the SFTR Regulations.

This Opinion Letter does not contain any undertaking to update it or to inform the Issuer of any changes in the laws of Luxembourg or any other laws which would affect the content thereof in any manner.

5.                                      ADDRESSEE AND PURPOSE

This Opinion Letter is provided in connection with the Transaction and is addressed to and is solely for the benefit of the Issuer.

It may not be relied upon by any other person, or used for any other purpose, without, in any such case, our prior written consent, except that we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to use of our name under the heading “Legal Matters” of the Registration Statement as regards certain legal matters as to Luxembourg law. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended. Such filing, furthermore, does not evidence that this Opinion Letter may be relied upon by any person other than the Issuer.

Yours faithfully,

CLIFFORD CHANCE

Christian Kremer*

Avocat à la Cour

*The undersigned is a qualified lawyer acting as a general partner of this entity

SCHEDULE 1

DEFINITIONS

“Board Resolutions” means, in respect of the Issuer, the board resolutions listed under the heading Board Resolutions in paragraph 1 of Schedule 3 (Documents).

“Constitutional Documents” means, in respect of the Issuer, the constitutional documents listed under the heading Constitutional Documents in paragraph 1 of Schedule 3 (Documents).

“Corporate Documents” means the documents listed in paragraph 1 of Schedule 3 (Documents).

“Excerpt” means the excerpt listed under the heading Excerpt in paragraph 1 of Schedule 3 (Documents).

“Judicial Decision” means any judicial decision opening Judicial Proceedings.

“Judicial Proceedings” means one of the judicial proceedings referred to in article 13, items 2 to 11 of the RCS Law, including in particular, bankruptcy (faillite), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), arrangement with creditors (concordat préventif de la faillite) and judicial liquidation (liquidation judiciaire) proceedings.

“Law on Commercial Companies” means the Luxembourg law dated 10 August 1915 on commercial companies, as amended.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Negative Certificate” means the negative certificate listed under the heading Negative Certificate in paragraph 1 of Schedule 3 (Documents).

“Parties” means all the parties to the Underwriting Agreement.

“RCS” means the Luxembourg register of commerce and companies.

“RCS Law” means the Luxembourg law dated 19 December 2002 relating to the register of commerce and companies as well as the accounting and the annual accounts of companies, as amended.

“RESA” means the Luxembourg official gazette, Recueil Electronique des Sociétés et Associations.

“Regulation 2015/848” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

SCHEDULE 2

DOCUMENTS

We have reviewed only the following documents for the purposes of this Opinion Letter.

1.                                      CORPORATE DOCUMENTS

1.1                               Relating to the Issuer:

(a)                                 Constitutional Documents

A copy of its restated articles of association dated 18 September 2017.

(b)                                 Board Resolutions

A copy of the minutes of the meeting of its board of directors held on [***] 2017 and during which its board of directors has decided to issue the New Shares subject to payment of the subscription price for such New Shares pursuant to the terms of the Underwriting Agreement and authorising any director of the Company, any daily manager of the Company and/or any lawyer or employee of Clifford Chance Luxembourg, each acting individually to appear in front of the Luxembourg notary public to enact the share capital increase and issuance of the New Shares to the Underwriters (the “Board Resolutions”).

(c)                                  Excerpt

An excerpt from the RCS dated [***] 2017.

(d)                                 Negative Certificate

A certificate from the RCS dated [***] 2017 stating that as of [***] 2017, no Judicial Decision has been registered with the RCS by application of article 13, items 2 to 11 and 13 and article 14 of the RCS Law, according to which the Issuer would be subject to Judicial Proceedings.

SCHEDULE 3

ASSUMPTIONS

The opinions expressed in this Opinion Letter have been made on the following assumptions which are made on the date of this Opinion Letter.

1.                                      ORIGINAL AND GENUINE DOCUMENTATION

(a)                                All signatures are genuine, all original documents are authentic and all copy documents are complete and conform to the originals.

(b)                                The legal capacity of all managers and directors and any other authorised signatories.

2.                                      VALID OBLIGATIONS

(a)                                All obligations under the Underwriting Agreement are valid, legally binding upon, validly perfected where required, and enforceable against, the Parties as a matter of all relevant laws (including the laws of Luxembourg).

(b)                                All acts, conditions or things required to be fulfilled, performed or effected in connection with the Underwriting Agreement under the laws of any jurisdiction (other than Luxembourg but only to the extent opined herein) have been duly fulfilled, performed and effected.

(c)                                 There are no provisions of the laws of any jurisdiction other than Luxembourg that would adversely affect the opinions expressed in this Opinion Letter.

3.                                      CORPORATE MATTERS

(a)                                There have been no amendments to the Constitutional Documents, other than as far as the issued share capital clause amount in concerned as a result of the Board Resolutions.

(b)                                The Excerpt is true, accurate and up to date both on the date of this Opinion Letter and on the date on which the Board Resolutions have been adopted.

(c)                                 The Negative Certificate is correct and up-to-date and all decisions and acts, the publication of which is required by applicable laws (including the RCS Law and the Law on Commercial Companies) have been duly registered within the applicable legal time periods with the RCS.

(d)                                The Board Resolutions have been validly taken and all statements made therein are true, accurate and up-to-date.

(e)                                 The Board Resolutions, including the powers granted therein, have not been amended or rescinded and are in full force and effect.

(f)                                  The issuance of the Existing Shares has been enacted by a Luxembourg notary public in accordance with Luxembourg law.

(g)                                 The Issuer is not subject to bankruptcy (faillite), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), arrangement with creditors (concordat préventif de la faillite), court ordered liquidation (liquidation judiciaire) or reorganisation, voluntary dissolution or liquidation (dissolution ou liquidation volontaire) or any similar procedure affecting the rights of creditors generally, whether under Luxembourg or any other law.

(h)                                The place of the central administration (siège de l’administration centrale) and the centre of main interests of the Issuer is located at its registered office (siège statutaire) in Luxembourg and the Issuer does not have an establishment outside Luxembourg (each such terms as defined respectively in the Regulation 2015/848 or domestic Luxembourg law).

(i)                                    That all shareholders of the Issuer being in the same situation are being treated equally (including in relation to provision of information to shareholders by the Issuer).

4.                                      OFFERING AND ADMISSION TO TRADING

That the requirements of any applicable law in respect of the offering or/and listing and admission to trading of the Shares on the actual date of the offering and/or listing and admission to trading have been, will be and will remain fulfilled.

SCHEDULE 4

RESERVATIONS

The opinions expressed in this Opinion Letter are subject to the following reservations.

1.                                      LIMITATIONS ARISING FROM INSOLVENCY LAW

(a)                                Any power of attorney and mandate, as well as any other agency provisions granted and all appointments of agents made by the Issuer (including any appointments made by way of security), explicitly or by implication, will terminate by law and without notice upon the Issuer’s bankruptcy (faillite) or judicial winding-up (liquidation judiciaire), and become ineffective upon the Issuer entering controlled management and suspension of payments (gestion contrôlée et sursis de paiement) (in both cases except in very limited circumstances).

2.                                      CORPORATE MATTERS

(a)                                By application of Article 203 of the Law on Commercial Companies, a company not respecting any provision of Luxembourg criminal law or which seriously contravenes any provision of the Luxembourg commercial code or any other Luxembourg law applicable to commercial companies may be put into judicial dissolution and liquidation upon the application of the public prosecutor.

(b)                                The Constitutional Documents (as well as any other documents relating to the Issuer the publication of which is required by law) will only be enforceable against third parties after they have been published in the RESA, except where such third parties have knowledge thereof, whereas however third parties may rely thereon prior to such publication. For the 15 days following the publication, such documents would not be enforceable against third parties who prove that it was impossible for them to have knowledge thereof.

(c)                                 The issue of the New Shares will have to be recorded by notarial deed of a Luxembourg notary public in accordance with article 32-1 of the Law on Commercial Companies.

3.                                      OTHER MATTERS

(a)                                Any power of attorney expressed to be irrevocable and granted by or on behalf of the Issuer may as a matter of Luxembourg law (which a court may also apply to powers granted by or on behalf of the Issuer under foreign law), be subject to revocation or termination by or on behalf of the grantor despite its being expressed to be irrevocable, which causes the withdrawal of all powers to act on behalf of the grantor of the power of attorney.

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